UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2012

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On July 14, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved amendments to the existing Change of Control Severance Agreements entered into with each of its senior executives, including the principal executive officer, principal financial officer, and the other named executive officers, in order to extend the initial term of such agreements to June 15, 2015 and to make certain other non-material modifications. The Committee also approved the same revisions to the Company’s Form of Change of Control Severance Agreement (Non-CEO Executives), a copy of which was filed as an exhibit to the Company’s Form 10-Q filed on September 3, 2008. The rest of the terms of the agreements otherwise remain unchanged. The form of amendment and new Form of Change of Control Severance Agreement (Non-CEO Executives) will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.

July 19, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary